As filed with the Securities and Exchange Commission on March 28, 2012

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Biodel Inc.
(Exact name of registrant as specified in its charter)

Delaware	90-0136863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
100 Saw Mill Road Danbury, Connecticut	06810
(Address of Principal Executive Offices)	(Zip Code)

2010 Stock Incentive Plan

(Full title of the plan)

Errol B. De Souza

Chief Executive Officer

Biodel Inc.

100 Saw Mill Road

Danbury, Connecticut 06810

(203) 796-5000
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Stuart R. Nayman

Wilmer Cutler Pickering Hale and Dorr LLP

399 Park Avenue

New York, New York 10022

Telephone: (212) 230-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

(Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	1,096,756 shares(2)	$0.59 (3)	$647,087(3)	$74.16

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Effective March 8, 2012, the Registrant’s 2010 Stock Incentive Plan (the "2010 Stock Incentive Plan") was amended to increase the number of shares of common stock authorized for issuance thereunder by 1,096,756 shares for certain limited purposes.  The amount to be registered reflects such additional shares.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the Registrant’s common stock on the Nasdaq Global Market on March 21, 2012.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by Biodel Inc. (the "Company") pursuant to General Instruction E to Form S-8 to register 1,096,756 additional shares of the Company's common stock, par value $0.01 per share, issuable pursuant to the 2010 Incentive Plan, which shares are the same class of securities for which the registration statement on Form S-8 (Registration No. 333-168903) was filed by the Company on August 17, 2010. Pursuant to the General Instruction E to Form S-8, the contents of the registration statement on Form S-8 (Registration No. 333-168903) are incorporated herein by reference, except to the extent supplemented, amended or superseded by information set forth in this registration statement on Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on this 28th day of March, 2012.

BIODEL INC.

By:

/s/ ERROL B. DE SOUZA

Dr. Errol B. De Souza

Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Biodel Inc., hereby severally constitute and appoint Errol B. De Souza, Gerard Michel and Paul Bavier, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Biodel Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ ERROL B. DE SOUZA Errol B. De Souza	Chief Executive Officer, Director (Principal executive officer)	March 28, 2012
/s/ GERARD MICHEL Gerard Michel	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	March 28, 2012
/s/ DONALD M. CASEY Donald M. Casey	Director	March 28, 2012
/s/ BARRY H. GINSBERG Barry H. Ginsberg	Director	March 28, 2012
/s/ IRA W. LIEBERMAN Ira W. Lieberman	Director	March 28, 2012

/s/ DANIEL LORBER Daniel Lorber	Director	March 28, 2012
/s/ BRIAN J.G. PEREIRA Brian J.G. Pereira	Director	March 28, 2012
/s/ CHARLES A. SANDERS Charles A. Sanders	Director	March 28, 2012

INDEX TO EXHIBITS

Number	Description
4.1	Registrant’s Second Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.4 to the registrant’s Registration Statement on Form S-1 (SEC File No. 333-140504))
4.2	Registrant’s Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.6 to the registrant’s Registration Statement on Form S-1 (SEC File No. 333-140504))
5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)
23.2	Consent of BDO USA, LLP
24	Power of attorney (included on the signature pages of this registration statement)
99.1	Biodel Inc. 2010 Stock Incentive Plan, as amended March 8, 2012, (incorporated by reference to Exhibit A of the Company’s Definitive Proxy Statement on Schedule 14A, filed January 26, 2012).